THE INTERFILM STOCKHOLDERS TRUST


                  INTERFILM, INC. a Delaware corporation ("Interfilm") and Interfilm Technologies, Inc., a New York corporation, hereby establish this Trust as of this 11th day of June, 1996, (the "Trust") with reference to the following:
                 A. Pursuant to that certain Agreement and Plan of Reorganization dated as of April 12, 1996 (the "Merger Agreement") by and among RhoMed Incorporated, ("RhoMed"), Interfilm, Inc. ("Interfilm") and Interfilm Acquisition Corp. ("InSub"), concurrently herewith, InSub will merge (the "Merger") with and into RhoMed and each issued and outstanding share of the Preferred Stock and Common Stock of RhoMed will be converted into shares of Interfilm Series A Preferred Stock and Interfilm Series B Preferred Stock.

                  B. In connection with the Merger and pursuant to the Merger Agreement, the assets of Interfilm and Interfilm Technologies, Inc. ("ITI") set forth on Exhibit A attached hereto (the "Interfilm Assets") are being transferred herewith to a limited partnership (the "Limited Partnership") effective immediately after the effective time of the Merger (the "Effective Time") to hold, liquidate and distribute the same as set forth in that certain Agreement of Limited Partnership dated as of June 11, 1996 between Fab Five, Inc., as general partner, and certain other persons as limited parties.

                  The Trust is being established herein to receive a limited partnership interest in the Partnership (the "Limited Partnership Interest").

                  NOW, THEREFORE, pursuant to the Merger Agreement, Interfilm and ITI hereby establish this Trust, and Interfilm and ITI irrevocably assign, set over and deliver to the Trust the Trust Assets (as hereinafter defined).



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                  ARTICLE 1.  NAME AND DEFINITIONS

                  1.1 The Trust shall be known as The Interfilm Stockholders Trust.

                  1.2 For purposes of the Trust, unless the context otherwise requires:

                           (a)      "Beneficiaries" shall mean the holders
of record of the shares of Common Stock of Interfilm as of the close of Interfilm's stock transfer books on June 21, 1996 (the "Record Date"), and/or such other persons not holders of record of such shares who can establish valid title to the liquidating distributions payable hereunder in view of their beneficial interest in such shares as of the Record Date, and the respective successors in interest of any of the foregoing; provided, however, that no partner of the Limited Partnership shall be deemed to be a Beneficiary hereunder.

                           (b)      "Trust Estate" shall mean the Limited
Partnership Interest.

                           (c)      "Trust Receipts" shall mean all rents,
royalties, income proceeds and other receipts of or from the Trust Estate.

                           (d)      "Trustee" shall mean William Franzblau
or his successor(s) appointed pursuant to Article 9 hereof.


                  ARTICLE 2. PURPOSE AND LIMITATIONS OF THE TRUST AND THE TRUST AGREEMENT.

                  2.1 The Trust has been organized pursuant to the Merger Agreement for the primary purpose of receiving, liquidating and distributing the Trust Estate, and, subject to the limitations set forth herein, its activities shall be limited to those reasonably necessary to, and consistent with, the accomplishment of such purpose. The Trust shall not be an organization having as its purpose the carrying on of a profit-making business.

                  2.2 Except as provided herein, in no event shall any part of the Trust Estate revert or be distributed to



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Interfilm, ITI or to any stockholder of Interfilm or ITI as such other than a
Beneficiary entitled thereto under the terms of this Trust. Any unclaimed part of the Trust Estate shall be subject to disposition in accordance with applicable laws.

                  2.3 No part of the Trust Estate or the Trust Receipts shall be used or disposed of by the Trustee for any purpose other than (i) for the purposes for which this Trust was created as set forth in Section 2.1 hereof, and (ii) the distribution thereof to the Beneficiaries in accordance with the terms of this Trust. In order to preserve and protect the Trust Estate pending disposition or distribution thereof, the Trustee shall not invest monies forming a part of the Trust Estate except in demand and time deposits in federally insured banks or savings institutions or short term certificates of deposit.

                  ARTICLE 3.        TRANSFER TO THE TRUSTEE.

                  The Trustee agrees to accept the Trust and the assets constituting the Trust Estate. However, the Trustee shall be responsible only for the assets delivered to him or registered in the Trust's name and shall have no duty to make, nor incur any liability for failing to make, any search for unknown assets. The Trustee shall be responsible for only those liabilities of which it is informed, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown liabilities. The Trustee shall hold the Trust Estate without provision for or the payment of any interest thereon to any Beneficiary, except that interest earned on any assets of the Trust shall become a part of the Trust Estate.



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                  ARTICLE 4.        PAYMENT OF LIABILITIES AND
EXPENSES.

                  4.1 Prior to any distribution to the Beneficiaries, the Trustee shall pay from the Trust Estate, or otherwise discharge or provide for, all expenses, charges, liabilities, and obligations of the Trust, and any taxes imposed on the Trust. The Trustee may, in his sole discretion, make provisions by reserve or otherwise out of the Trust Estate, for such amount as the Trustee may determine to be necessary to meet present or future liabilities of the Trust, whether fixed or contingent.

                  4.2 Subject to Section 4.1 above, the Trustee shall withhold from time to time from that portion of the Trust Estate otherwise distributable to the Beneficiaries such sums as may be sufficient to pay any taxes or other charges which have been or may be imposed on the Bene ficiaries under the income tax laws or other laws of the United States or any state or political subdivision by reason of distributions which have been or will be made to the Beneficiaries, and the Trustee may, in his discretion, enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section.

                  ARTICLE 5.        DISTRIBUTIONS TO BENEFICIARIES.

                  5.1 Subject to Article 4 hereof, the Trustee shall, as the Trustee in his sole discretion deems appropriate, distribute and pay, or cause to be distributed and paid, to the Beneficiaries on a date set by the Trustee, all or part of the Trust Estate that remains after payment of, or provision for, expenses, liabilities, obligations, and reserves for contingent claims arising hereunder and for potential claims of unlocated Beneficiaries, as provided herein and after the withholding of the taxes or charges, if any, as provided herein. Such distributions shall be made in proportion to the respective interest of the



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Beneficiaries in the Trust, based on the percentage that the number of shares of Interfilm Common Stock beneficially owned by each Beneficiary (or such Beneficiary's predecessor in interest) bears to the total number of shares of Interfilm Common Stock outstanding, each determined as of the Record Date (as to each Beneficiary, the "Pro Rata Interest").

                  5.2 If any conflicting claims or demands are made or asserted to any interest of any Beneficiary herein, the Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands. The Trustee shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudi cated by a final judgment of a court of competent jurisdic tion, or (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement; the Trustee may, in his absolute discretion, require that there be furnished a surety bond or other security satisfactory to the Trustee to fully indemnify him as between all conflicting claims or demands.

                  5.3 Any portion of the Trust Estate which shall be available to, but unclaimed or refused by, any Bene ficiary shall be deemed to be subject to applicable escheat laws, and the Trustee is expressly authorized to pay and/or deliver such portion of the Trust Estate at such time or times as may be consonant with such laws and in accordance with the provisions thereof.

                  5.4 The Trustee shall make such reports in writing to each of the Beneficiaries as the Trustee deems appropriate.



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                  ARTICLE 6.        TERM AND TERMINATION.

                  6.1      The Trust will terminate as soon as
practicable following liquidation of substantially all the known assets of the Trust Estate and the satisfaction of all probable transferee liabilities of the Trust or the Bene ficiaries known to exist at the time of such termination.

                  6.2 After the termination of the Trust, and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until his duties have been fully performed. Upon the distribution of all of the Trust Estate to the Beneficiaries and the payment and discharge of, or other adequate provision for, all debts, liabilities, and obligations of the Trust, the Trustee shall have no further duties or obligations hereunder.

                  ARTICLE 7.        POWERS OF THE TRUSTEES.

                  7.1 The Trustee shall have the power to hold, and shall hold, the legal and equitable title to all assets which at any time constitute the Trust Estate, and the Trustee shall hold and administer such assets and property in trust, pursuant to the terms of this Trust.

                  7.2      Subject to the limitations imposed by
Articles 2 and 4 herein, the Trustee shall have the following specific powers:

                           (a) To sell, transfer, assign, convey, or invest the Trust Estate or any part thereof.

                           (b) To collect and receive any and all property and assets due to or owing or belonging to Interfilm as of the Effective Time or the Trust, to give full discharge and release therefor.

                           (c) To collect, liquidate or otherwise convert into cash all property, assets and rights in the Trust Estate, and to pay, discharge and satisfy all remaining liabilities, expenses and obligations of, and claims against the Trust and the Trustee.



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                           (d) To retain or receive on behalf of, and for the
         benefit of, those Beneficiaries who have not been located or have refused payment, all liquidating distributions, unclaimed dividends, and other payments to which they may be entitled hereunder, and to make disposition thereof in accordance with applicable laws.

                           (e) To do and perform any acts or things reasonable or appropriate for the continued operation and the conservation, protection and orderly adminis tration of the Trust Estate, and, in connection therewith, to employ such agents, attorneys and counsel, and to confer upon them such authority as the Trustee may deem expedient, and to pay reasonable compensation therefor.

                           (f) The exercise of any discretionary power vested in the Trustee shall be final and conclusive upon all Beneficiaries hereunder and upon all persons whomsoever.

                           (g) The Trustee shall, to the extent neces sary, cause the preparation and filing of appropriate federal and state income tax returns and other returns and reports required by applicable law on behalf of the Trust.

                  The enumeration of powers in this Section shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such manner as the Trustee may in his absolute discretion deem reasonable or appropriate to conserve, protect and administer the Trust Estate or to confer on the Bene ficiaries the benefits intended to be conferred upon them by this Trust.



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                  ARTICLE 8.        DUTY OF CARE AND LIABILITIES OF
TRUSTEE.

                  8.1 The Trustee hereby agrees to accept and undertake to discharge the Trust created hereby, upon the terms and conditions hereof. In so doing it shall act in all matters in his absolute discretion and shall be liable only for his own willful misconduct. Without prejudice to the generality of the foregoing provisions of this Section 8.1, it is further provided that:

                           (a) No successor Trustee shall be in any way responsible for the acts or omissions of the Trustee in office prior to the date on which it became a Trustee.

                           (b) The Trustee shall not be deemed bound by any duties or obligations other than those specifically set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

                           (c) In the absence of bad faith or gross negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee.

                           (d) The Trustee shall not be liable for any error of judgment made in good faith.

                           (e) If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Trust or its terms or condi tions, the Trustee shall not be required to determine the same or take any action, but may await the settle ment of any such controversy by final appropriate legal proceedings or otherwise as may be reasonably required by it.

                  8.2      Except as otherwise provided in Section 8.1:



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                           (a) The Trustee may rely and shall be protected in
         acting upon any notice, resolution, certificate, credential, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

                           (b) The Trustee shall have the right to rely upon and shall be fully protected in acting upon the advice or opinion of any attorney, auditor or other expert at any time employed by him in connection with any matter concerning the Trust or the Trust Estate.

                           (c) Persons dealing with the Trustee shall look only to the Trust Estate to satisfy any liability incurred by the Trustee to such person in carrying out the terms of this Trust, and the Trustee shall have no other obligation to satisfy any such liability except in the event of the Trustee's willful misconduct hereunder.

                  8.3      No bond shall be required of the Trustee.

                  8.4      The Trustee shall be indemnified by and
receive reimbursement from the Trust Estate against and for any and all loss, lability, expense, or damage, including without limitation his attorneys' fees and costs, which the Trustee may incur or sustain in the exercise and performance of any of its powers and duties under this Trust in accordance with the terms hereof.

                  8.5 Notwithstanding anything herein to the contrary, all amounts to be paid hereunder except for the payment of Trust expenses of $3,000 or less or as set forth on Exhibit B attached hereto shall be made pursuant to instructions by the Trustee through a third party paying agent reasonably acceptable to Interfilm.



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                  ARTICLE 9.        SUCCESSOR TRUSTEE.

                  9.1 The Trustee may resign, and be discharged from the Trust hereby created by giving written notice. Such resignation shall become effective upon the appointment of the Trustee's successor and such successor's acceptance of such appointment.

                  9.2 In case at any time a Trustee shall resign or be removed by a majority vote of the Beneficiaries (based on their Pro Rata Interest), a vacancy shall be deemed to exist in the office of such Trustee, and a successor shall be appointed by majority vote (based on their Pro Rata Interest) of the Beneficiaries upon written notice to the Trustee and the consent (not to be unreasonably withheld or delayed) of Interfilm.

                  9.3 Any successor Trustee appointed hereunder shall execute counterparts of this Trust. Thereupon such successor Trustee shall, without any further act, be deemed to have accepted its appointment, and become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee and upon payment of any expenses in connection therewith, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers, and trust of such retiring Trustee and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by it hereunder.



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                  ARTICLE 10.       COMPENSATION AND EXPENSES OF
TRUSTEE.

                  10.1 The Trustee shall be entitled to reasonable compensation for his services hereunder, in the amount of $10,000 per year out of the first proceeds of the Trust Receipts.

                  10.2 The Trustee shall be reimbursed monthly first from the Trust Receipts and then from the Trust Estate for all expenses reasonably incurred by him in the exercise of powers or in the performance of his duties in accordance with the Trust.

                  ARTICLE 11.       AMENDMENT OF TRUST.

                  This Trust may be amended by the Trustee without a vote of the Beneficiaries solely for the purpose of qualifying or continuing to qualify the Trust as a "liquidating trust" as distinguished from an "association" for purposes of the Internal Revenue Code, as amended from time to time. In all other cases, the Trust may be amended only by a majority vote of the Beneficiaries (in accordance with their Pro Rata Interest) with the consent of Interfilm which shall not be unreasonably withheld or delayed.

                  ARTICLE 12.       MISCELLANEOUS.

                  12.1 This Trust shall be administered in, and under the laws of, the State of Delaware, and this Trust and the validity thereof shall be governed by and construed in accordance with the laws of that State.

                  12.2 In the event any provision of this Trust or the application thereof to any person or in any circum stances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Trust



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shall be valid and enforced to the fullest extent permitted by law.

                  12.3 Any notice required or provided for in this Trust shall be in writing and be deemed to have been given when deposited in a United States Post Office or letter box, first class postage prepaid registered or return receipt, or personally delivered.

                  12.4 Each Beneficiary's interest in the Trust and/or the Trust Estate, and his rights thereto, shall not be assignable or transferable in any manner, except by will, intestate succession, or operation of law.

                  12.5 Except as provided in Article 11 above, the Trust created hereunder shall be irrevocable and no person shall have the right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke or terminate this Trust, or any of the terms of this Trust in whole or in party, or to designate the persons who shall possess or enjoy the trust property or the income therefrom.

                  12.6 For purposes of this Trust, unless the context shall indicate or require otherwise, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter gender, words of the neuter gender shall be deemed and construed to



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include correlative words of the masculine and feminine gender, and words of the singular shall be deemed and construed to mean words of the plural and vice versa.

                  IN WITNESS WHEREOF, Interfilm and the Trustee have executed this Trust at New York, New York on the day and year first above written.

                                     INTERFILM, INC.



                                     By:   /s/ William Franzblau
                                        ------------------------------------
                                               An Authorized Officer

                                           /s/ William Franzblau
                                        -------------------------------------
                                                William Franzblau,
                                                Trustee

                                     INTERFILM TECHNOLOGIES, INC.



                                      By:   /s/ William Franzblau
                                         ------------------------------------
                                                An Authorized Officer




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                                   EXHIBIT A
                                   ---------

                                     ASSETS
                                   ---------



     1. All of the rights and responsibilities in connection with the litigation captioned "Interfilm, Inc. and Interfilm Technologies, Inc. against Advanced Exhibition Corporation, et. al.," Index No. 601990/96, in the Superior Court of the State of New York, including, but not limited to, the right to receive all net proceeds of any judgment or settlement thereof, and the responsibility to pay any out-of-pocket expenses in excess of the amount that has been escrowed for such expenses.

     2. U.S. Patent No. 5,465,384 and U.S. Patent No. 4,746,994.

     3. All IT Systems located in various theaters owned by Seller and any revenue received from the sale thereof.

     4. Any refund to Seller of an insurance premium by Sedgewick Insurance Company.

     5. Any refund of bond posted with the State of California relating to sales tax.

     6. Any net proceeds generated by the enforcement of any judgment or settlement relating to the litigation between Interfilm, Inc. and Ground Control.

     7. the cash balance contained in Account No. 266011809 with the Republic National Bank of New York, 415 Madison Avenue, New York, New York 10017.